                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IntelliCorp, Inc. for the registration of 9,079,881 shares of its common stock and to the incorporation by reference therein of our report dated July 28, 2000, with respect to the consolidated financial statements of IntelliCorp, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP






Palo Alto, California
March 28, 2001

                                      II-7